EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report, dated June 20, 2007, except for Note 7, as to which the date is March 26, 2008; which appears in the Peoples Energy Corporation Employee Capital Accumulation Plan and Peoples Energy Corporation Employee Thrift Plan Annual Report on Form 11-K for the plan year ended December 31, 2006, into the Company’s previously filed Registration Statement File No. 33-6369.

  /s/  Hill, Taylor LLC
Hill, Taylor LLC

Chicago, Illinois
March 31, 2008